UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2015, the board of directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) adopted amendments to the Company’s bylaws, in the form of the Company’s Third Amended and Restated Bylaws (the “Bylaws”), to implement “proxy access” (allowing eligible stockholders to include their own nominees for director in the Company’s proxy materials along with the Board-nominated candidates) and make certain conforming changes in connection therewith. The proxy access process under the Bylaws will first be available to stockholders in connection with the Company’s 2016 annual meeting of stockholders.

The Company is committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and the Company’s management. The adoption of proxy access is one of a number of steps the Company has taken to further strengthen its corporate governance practices and demonstrate its responsiveness to stockholder concerns. Highlights of the Company’s corporate governance practices include:

•                  Eight of the Company’s nine directors are considered independent, including the Chairman of the Board.

•                  Effective as of the 2015 annual meeting of stockholders, all directors will be elected annually, and the Company will not have a classified Board.

•                  The Company has a majority vote standard for the election of directors in uncontested elections.

•                  Stockholders representing not less than 25% of the Company’s outstanding common stock can call a special meeting of stockholders.

•                  All supermajority voting provisions have been eliminated from the Company’s certificate of incorporation and bylaws.

The following general description of the proxy access provisions of the Bylaws is qualified in its entirety by reference to the text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein. In addition, a copy of the Bylaws marked to show changes as compared to the Company’s Second Amended and Restated Bylaws, as in effect immediately prior to the adoption of the Bylaws, is included as Exhibit 3.2 to this report.

The proxy access provisions of the Bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 5% or more of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for the annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares.

The maximum number of stockholder-nominated candidates under the proxy access provisions of the Bylaws is equal to 20% of the directors in office at the time of nomination. If the 20% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates is the closest whole number below 20%. If the Board decides to reduce the size of the Board after the nomination deadline, the 20% calculation will be applied to the reduced size of the Board, with the potential result that a stockholder-nominated candidate may be disqualified. Stockholder-nominated candidates that the Board determines to include in the Company’s proxy materials as Board-nominated candidates will be counted against the 20% maximum.

Nominating stockholders using the proposed proxy access provisions of the Bylaws are required to provide a list of their proposed nominees in rank order. If the number of stockholder-nominated candidates under those provisions exceeds 20%, the highest ranking qualified individual from the list proposed by each nominating stockholder, beginning with the nominating stockholder with the largest qualifying ownership and proceeding through the list of nominating stockholders in descending order of qualifying ownership, will be selected for inclusion in the Company’s proxy materials until the maximum number is reached. Requests to include stockholder-nominated candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders.

Each stockholder seeking to include a director nominee in the Company’s proxy materials is required to provide certain information, including proof of qualifying stock ownership as of the date of the submission and the record date for the applicable annual meeting of stockholders; the stockholder’s notice on Schedule 14N required to be filed with the SEC; the written consent of the stockholder nominee to being named in the proxy statement and serving as a director, if elected; and the information required by the advance notice provision of the Bylaws relating to nomination of directors. Nominating stockholders are also required to make certain representations and agreements regarding lack of intent to effect a change of control; intent to maintain qualifying ownership through the meeting date; intentions with respect to maintaining qualifying ownership for one year after the meeting date; only participating in the solicitation of their nominee or Board nominees; and complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination. Each nominee for election as a director, including each stockholder nominee, is required to make specified representations and agreements, including representations and agreements regarding refraining from voting commitments; and disclosure of special compensation arrangements in connection with the nominee’s candidacy for director. Each stockholder nominee also must submit completed and signed questionnaires required of the Company’s directors and officers and provide any additional information necessary for the Board to determine if such nominee is independent.

A stockholder nominee would not be eligible for inclusion in the Company’s proxy materials if he or she has been nominated on an opposing slate under the advance notice provision of the Bylaws relating to nomination of directors; the nominating stockholder who nominated him or her is soliciting for one or more candidates nominated on an opposing slate under that advance notice provision of the Bylaws; his or her election would cause the Company to violate its certificate of incorporation or Bylaws or any laws or regulations; he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past year; he or she is the subject of a pending criminal proceeding; or the nominee or the nominating stockholder who nominated him or her has provided false and misleading information to the Company or breached any of their obligations under the proxy access provisions of the Bylaws. Stockholder nominees who are included in the Company’s proxy materials but subsequently withdraw from or become ineligible for election at the meeting or do not receive at least 25% of the votes cast in the election would be ineligible for nomination under the proxy access provisions of the Bylaws for the next two years.

Nominating stockholders under the proxy access provisions of the Bylaws are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of CF Industries Holdings, Inc., effective February 4, 2015
3.2	Third Amended and Restated Bylaws of CF Industries Holdings, Inc., effective February 4, 2015, marked to show changes against the Second Amended and Restated Bylaws of CF Industries Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of CF Industries Holdings, Inc., effective February 4, 2015
3.2	Third Amended and Restated Bylaws of CF Industries Holdings, Inc., effective February 4, 2015, marked to show changes against the Second Amended and Restated Bylaws of CF Industries Holdings, Inc.